                                 EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 28, 2002, in the Registration Statement and related Prospectus of LeapFrog Enterprises, Inc. for the registration of shares of its Class A common stock to be filed on or about April 24, 2002.

                                                 /s/ ERNST & YOUNG LLP
San Francisco, California
April 22, 2002